Exhibit 99.1

FIRST ADDENDUM TO
SEVENTH AMENDED AND RESTATED SERVICE AGREEMENT

This First Addendum to that certain Seventh Amended and Restated Service Agreement (the “Addendum”) effective as of the 1st day of November, 2026 (the “Effective Date”), is entered into by and between Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3095 Loyalty Circle, Columbus, Ohio 43219 and Comenity Capital Bank (“Bank”), a Utah industrial bank, with its principal place of business at 12921 South Vista Station Boulevard, Suite 100, Draper, UT 84020.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Seventh Amended and Restated Service Agreement as of October 1, 2026 (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Services and Performance Standards set forth in Appendix A and Appendix B to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.Services. Bank and Servicer agree to amend the Services set forth in Appendix A to the Agreement, such that certain Services are hereby amended as set forth in further detail in Exhibit A hereto.

1.Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix B to the Agreement, such that certain Performance Standards are hereby amended, added, or deleted as set forth in further detail in Exhibit B hereto.

1.Miscellaneous. Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement. Other than as set forth above and in Exhibit A and Exhibit B hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

First Addendum to
Seventh Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Capital Bank

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

COMENITY SERVICING LLC

By: /s/ Tammy McConnaughey
Name: Tammy McConnaughey
Title:     President

COMENITY CAPITAL BANK

By: /s/ Bruce Bowman
Name: Bruce Bowman
Title:     Chief Operating Officer, Comenity Capital Bank

First Addendum to
Seventh Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Capital Bank

EXHIBIT A

1.Amendments. Set forth below are revisions to existing Services, all of which shall be incorporated into Appendix A to the Agreement.

Service Category	Service Description	Amended/ Added
Enterprise Architecture
•Provide enterprise technology architecture strategy, governance, standards, and design oversight to ensure technology solutions, platforms, and investments align with business objectives, risk management expectations, regulatory requirements, and the target-state technology architecture.
Amended
Issues Management
•Assignment of issue ownership, risk pillar, and issue reviewer.
•Validation of completeness and accuracy of issue description.
•Verification of root cause accuracy.
•Establishment of remediation plans and ownership.
•Identify applicable risk(s) and control(s) to assign to issue.
•Responsible for remediation and issue validation by the issue owner.
•Participate in Awareness and Escalation Meetings.
•Escalate remediation roadblocks and service standard non-adherence to the Awareness and Escalation meeting.

Amended
First Addendum to
Seventh Amended and Restated Service Agreement
Comenity Servicing LLC/Comenity Capital Bank
A-1

EXHIBIT B

1.Amendments and Additions. Set forth below are additional Performance Standards and a revision to an existing Performance Standard, all of which shall be incorporated into Appendix B to the Agreement.

Service Category	Performance Standard	Measuring Period	Amended/ Added
Issues Management	Ensure 90% of issues are closed within 250 days, and any issue open beyond 250 days is monitored in accordance with the Issues Management framework.	M	Amended
Operations Engineering	99.5% of Priority Level 1 Incident Service Restoration within 2 clock hours (Mainframe Service Provider).	M	Added
	99% of Priority Level 2 Incident Service Restoration within 4 clock hours (Mainframe Service Provider).	M	Added

1.Deletions. Set forth below are Performance Standards which shall be deleted from Appendix B to the Agreement.

Service Category	Performance Standard	Measuring Period	Deleted
Marketing	Supply quarterly Batch Prescreen Circulation Reporting to the Bank, demonstrating Marketing Services' support of Bank brand partners and their card programs, through prescreen marketing efforts.	Q	Deleted
Servicing and Core Processing Engineering	Maintain 99.99% availability of Five9 IVA.	M	Deleted
First Addendum to
Seventh Amended and Restated Service Agreement
Comenity Servicing LLC/Comenity Capital Bank
B-1